Exhibit 10.3

Modification Agreement for Terms and Conditions for Stock Options
The purpose of this Stock Option Modification Agreement is to modify the terms of “Terms and Conditions for Stock Options” between Manhattan Associates, Inc. and [Insert name of executive] (“Optionee”) as attached to each Manhattan Associates, Inc Stock Option Grant previously granted or granted in the future. Optionee’s “Terms and Conditions for Stock Options” for all such grants are hereby modified as follows:
“In the event of a Change of Control AND provided Optionee is terminated other than for Cause or is terminated by a Constructive Termination and such termination or Constructive Termination occurs within two (2) years of such change of control, all options and all restricted shares granted prior to such change of control pursuant to the Manhattan Associates, Inc. Stock Incentive Plan whether vested or non-vested shall vest as of the date of the termination.”
Definitions:
Change of Control shall mean the happening of an event that shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (ii) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company; or (iii) the date the stockholders of the Company (or the Board, if stockholder action is not required) and the stockholders of the other constituent corporations (or their respective boards of directors, if and to the extent that stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company’s voting capital stock immediately prior to the merger or consolidation will have at least fifty percent (50%) of the ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation (on a fully diluted basis), which voting capital stock is to be held by each such holder in the same or substantially similar proportion (on a fully diluted basis) as such holder’s ownership of voting capital stock of the Company immediately before the merger or consolidation.
Cause shall include but not be limited to an act or acts or an omission to act by the Optionee involving (i) willful and continual failure to substantially perform his duties with the Company (other than a failure resulting from the Optionee’s Disability) and such failure continues after written notice to the Optionee providing a reasonable description of the basis for the determination that the Optionee has failed to perform his duties, (ii) indictment for a criminal offense other than misdemeanors not disclosable under the federal securities laws, (iii) breach of this Agreement in any material respect and such breach is not susceptible to remedy or cure or has not already materially damaged the Company, or is susceptible to remedy or cure and no such damage has occurred, is not cured or remedied reasonably promptly after written notice to the Optionee providing a reasonable description of the breach, or (iv) conduct that the Board of Directors of the Company has determined, in good faith, to be dishonest, fraudulent, unlawful or grossly negligent or which is not in compliance with the Company’s Code of Conduct or similar applicable set of standards or conduct and business practices set forth in writing and provided to the Optionee prior to such conduct.
Constructive Termination  For purposes of this Agreement, Constructive Termination shall mean a situation after a Change of Control where the failure by the Company to provide the Optionee with compensation and benefits substantially comparable, in the aggregate, to those provided for under the employee benefit plans, programs and practices in effect immediately prior to the Change of Control.
All other terms of the “Terms and Conditions for Stock Options” shall remain the same. This provision is in addition to, and not in lieu of any provision in your employment agreement relating to options. Please indicate your acceptance of this modification by signing below.

Optionee:		Company:

By:		By:

	[Insert name of executive]		Peter F. Sinisgalli

Date:		Date: